UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM Prospectus Suspension

As previously disclosed, Aptera Motors Corp. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated October 1, 2026, by and between the Company and Cantor Fitzgerald & Co. (“Cantor”) ( the “Sales Agreement”), pursuant to which the Company could issue and sell from time to time in an “at-the-market” public offering (“ATM Offering”) shares of its Class B common stock, par value $0.0001 per share (the “Common Stock”).

On November 9, 2026, the Company delivered written notice to Cantor that it was suspending and terminating the prospectus dated October 9, 2026 (the “ATM Prospectus”), related to the Company’s Class B Common Stock issuable pursuant to the terms of the Sales Agreement. The Company will not make any sales of its securities pursuant to the Sales Agreement, unless and until a new prospectus or prospectus supplement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

Financial Update and Preliminary Financial Information for the Quarter Ended September 30, 2026

The Company has not finalized its financial statements as of and for the quarter ended September 30, 2026. Based on its current estimates, the Company expects to report that it had cash and cash equivalents of approximately $9.2 million, which includes approximately $4.1 million of refundable customer reservation fees, as of September 30, 2026. The actual amounts that the Company will report will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the quarter ended September 30, 2026 are finalized and filed with the U.S. Securities and Exchange Commission. The preliminary financial data included herein has been prepared by, and is the responsibility of, management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States. It does not reflect any updates following September 30, 2026, including any sales of Common Stock following such date, or consider any events or circumstances after the date that it was prepared, and is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on this preliminary estimate. The Company assumes no duty to update this preliminary estimate except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptera Motors Corp.

	By:	/s/ Tom DaPolito
	Name:	Tom DaPolito
	Title:	Interim Chief Financial Officer

Date: November 10, 2026